EXHIBIT 99.1


                                 APRIL 24, 2003

                              FOR IMMEDIATE RELEASE

     Georgia Bank Financial Corporation, the holding company for Georgia Bank & Trust Company of Augusta, today reported a record quarterly earnings increase of
46.9 percent over the first quarter of 2002. Net income for the quarter totaled $1,852,187, or 77 cents per share, diluted, up from $1,260,720 or 53 cents per share, diluted, for the same period in 2002.

     As of March 31, 2003, Georgia Bank Financial Corporation reached new records for total assets of $594.9 million and total deposits of $463.0 million. This reflects an increase of 4.4 percent in assets and 5.3 percent in deposits during the first quarter of 2003. Total assets and deposits were $569.8 million and $439.6 million, respectively, at December 31, 2002.

     "The Company continues to experience significant growth in market share as it approaches $600 million in total assets, a little over a year after reaching the milestone of $500 million during the first quarter of 2002. We are very pleased with the growth and performance of the core bank as well as with continuing to maintain our number one position as the largest originator of local mortgage loans in the community," stated R. Daniel Blanton, President and CEO.

     "The earnings increase was driven by an increase in net interest income and noninterest income from mortgage origination activities. Net interest income increased 14.0 percent over the prior year quarter as loans increased 17.3 percent from the first quarter of 2002. The gain on the sale of mortgage loans was up 57.4 percent as mortgage loans originated increased to $95.9 million for the quarter compared to $54.5 million for the first quarter of 2002," stated Ronald L. Thigpen, Executive Vice President.

     Georgia Bank Financial Corporation owns Georgia Bank & Trust Company of Augusta which operates six full service offices in the Metro Augusta market. Recent bank mergers have made Georgia Bank and Trust Company "the oldest name in Augusta banking". It is the largest locally-owned and operated community bank in Richmond and Columbia County.

     The  Company's  common  stock  is  publicly  traded on the Over-The Counter
Bulletin Board under the symbol "GBFP". UBS PaineWebber, Augusta, Georgia serves as the principal market maker of the common stock.


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
Press Release
Page 2
April 24, 2003

     For further information, please contact R. Daniel Blanton, President and Chief Executive Officer or Ronald L. Thigpen, Executive Vice President and Chief Operating Officer at 706-738-6990.


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

                GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                           Consolidated Balance Sheets
                                   (Unaudited)



                                 ASSETS
                                                      March 31,     December 31,
                                                        2003            2002
                                                   -----------------------------
Cash and due from banks                            $ 19,017,681   $  12,942,512
Federal funds sold                                    5,357,000       3,691,000
Interest-bearing deposits in other banks                517,230         517,179
                                                   -------------  --------------
    Cash and cash equivalents                        24,891,911      17,150,691

Investment securities
   Available-for-sale                               140,397,386     133,971,802
   Held-to-maturity, at cost (fair values of
       $6,515,555 and $6,385,650, respectively)       6,137,504       6,138,889

Loans held for sale                                  18,957,401      24,296,598
Loans                                               389,316,232     372,402,679
   Less allowance for loan losses                    (6,831,353)     (6,534,417)
                                                   -------------  --------------
         Loans, net                                 382,484,879     365,868,262

Premises and equipment, net                          13,818,212      13,882,987
Accrued interest receivable                           3,606,060       3,688,630
Intangible assets, net                                  139,883         139,883
Other assets                                          4,447,873       4,694,668
                                                   -------------  --------------
                                                   $594,881,109   $ 569,832,410
                                                   =============  ==============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
     Noninterest-bearing                           $ 71,882,277   $  70,334,882
     Interest-bearing:
        NOW accounts                                 61,685,103      63,115,877
        Savings                                     175,655,772     152,244,387
        Money management accounts                    26,209,991      28,687,166
        Time deposits over $100,000                  92,578,529      87,746,760
        Other time deposits                          35,011,240      37,427,629
                                                   -------------  --------------
                                                    463,022,912     439,556,701

Securities sold under repurchase agreements          42,884,103      42,987,681
Advances from Federal Home Loan Bank                 35,000,000      35,000,000
Other borrowed funds                                    400,000       1,000,000
Accrued interest and other liabilities                4,556,033       4,539,968
                                                   -------------  --------------
          Total liabilities                         545,863,048     523,084,350
                                                   -------------  --------------

Stockholders' equity
  Common stock, $3.00 par value; 10,000,000
     shares authorized; 2,404,051 shares issued;
     2,385,280 shares outstanding                     7,212,153       7,212,153
  Additional paid-in capital                         30,586,925      30,586,925
  Retained earnings                                   9,323,621       7,471,434
  Treasury stock, at cost, 18,771 shares               (507,360)       (507,360)
  Accumulated  other comprehensive income             2,402,722       1,984,908
                                                   -------------  --------------

          Total stockholders' equity                 49,018,061      46,748,060
                                                   -------------  --------------
                                                   $594,881,109   $ 569,832,410
                                                   =============  ==============


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

                GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income
                                  (Unaudited)

                                                        Three Months Ended
                                                            March  31,
                                                     ----------------------
                                                        2003        2002
                                                     ----------  ----------
Interest income:
   Loans, including fees                             $6,257,448  $5,872,538
   Investment securities                              1,621,372   1,623,477
   Federal funds sold                                    33,106      35,318
   Interest-bearing deposits in other banks               1,276       5,667
                                                     ----------  ----------
               Total interest income                  7,913,202   7,537,000
                                                     ==========  ==========

Interest expense:
   Deposits                                           1,980,159   2,238,495
   Federal funds purchased and securities sold
       under repurchase agreements                      167,572     142,967
   Other borrowings                                     443,086     487,775
                                                     ----------  ----------
                Total interest expense                2,590,817   2,869,237
                                                     ----------  ----------

                Net interest income                   5,322,385   4,667,763

Provision for loan losses                               474,750     669,990
                                                     ----------  ----------

                Net interest income after provision
                   for loan losses                    4,847,635   3,997,773
                                                     ----------  ----------

Noninterest income:
   Service charges and fees on deposits               1,082,649   1,030,175
   Gain on sale of loans                              1,787,730   1,135,719
   Investment securities gains, net                      46,192      50,039
   Retail investment income                              90,937      56,580
   Trust services fees                                   69,859      42,648
   Miscellaneous income                                  97,312      98,075
                                                     ----------  ----------
                Total noninterest income              3,174,679   2,413,236
                                                     ----------  ----------

Noninterest expense:
   Salaries                                           2,549,632   2,102,590
   Employee benefits                                    799,644     729,367
   Occupancy expenses                                   581,346     566,741
   Other operating expenses                           1,271,463   1,145,591
                                                     ----------  ----------
                Total noninterest expense             5,202,085   4,544,289
                                                     ----------  ----------

Income before income taxes                            2,820,229   1,866,720

Income tax expense                                      968,042     606,000
                                                     ----------  ----------


                Net Income                           $1,852,187  $1,260,720
                                                     ==========  ==========


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

                GEORGIA BANK FINANCIAL CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income
                                  (Unaudited)


                                              Three Months Ended
                                                  March 31,
                                            ----------  ----------
                                               2003        2002
                                            ----------  ----------

Basic net income per share                  $     0.78  $     0.53

Diluted net income per share                $     0.77  $     0.53

Weighted average common shares outstanding   2,385,280   2,385,280

Weighted average number of common and
   common equivalent shares outstanding      2,404,185   2,392,693


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